037 Putnam Florida Tax Exempt Income Trust
11/30/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		4,145
Class B                    791

72DD2	(000s omitted)

Class M		20

73A1

Class A		0.183972
Class B		0.153119

73A2

Class M		0.169577

74U1	(000s omitted)

Class A		20,161
Class B		  4,490

74U2	(000s omitted)

Class M		99

74V1

Class A		9.45
Class B		9.45

74V2

Class M		9.45